Exhibit 99.1

Hillenbrand Provides COVID-19 Business Update

•	Hillenbrand has taken actions to protect the health and safety of associates globally

•	As of April 6, 2020, all significant global production locations remained open and able to operate at or near normal production levels

•	We believe Hillenbrand has a solid financial position with sufficient liquidity to operate in the current business environment

•	Hillenbrand is suspending fiscal year 2020 guidance given heightened uncertainty

BATESVILLE, Ind., April 6, 2020 --/PRNewswire/ --Hillenbrand, Inc. (NYSE: HI) today provided the following update regarding its actions to address the impact of the COVID-19 pandemic on the company's business.

“The COVID-19 pandemic has affected all of us. Hillenbrand’s priority in responding to the crisis has been on protecting the health and wellbeing of our employees and serving our customers globally,” said Joe Raver, President and CEO of Hillenbrand. “In addition, we are taking several decisive actions we believe will lessen the financial impact on the business while protecting our ability to continue to generate profitable growth over the long term. I am proud of our organization for stepping up to the challenges we are currently facing and working collaboratively for the safety of our people, continuity of our operations and service to our customers.”

Operational Status

As of April 6, 2020, all significant global production locations remained open and able to operate at or near normal production levels. We are working with the appropriate authorities with a goal to keep our critical operations open as suppliers to essential businesses.

We have experienced disruptions at some smaller facilities in locations such as India as we take actions to comply with temporary government restrictions related to the COVID-19 pandemic. These affected facilities account for approximately 5% of expected revenue. We are closely monitoring the supply chain and taking actions as needed to mitigate disruptions. We continue to work with our suppliers and customers to preserve business continuity and prepare for anticipated developments.

Financial Flexibility

Hillenbrand has taken proactive measures to maintain its financial flexibility. We believe the company has a solid financial position with sufficient liquidity to operate in the current business environment. Hillenbrand recently increased cash holdings by about $200 million, including a portion of the proceeds from the recent sale of the Cimcool business and a draw from its existing revolving credit facility. As of March 31, 2020, the company was in full compliance with all covenants under its revolving credit facility, and estimates that as of that date, it had liquidity of approximately $475 million, including approximately $375 million in cash on hand. The company continues to evaluate additional measures to maintain its financial flexibility.

Company-wide Actions

Due to the uncertainty of the current environment, Hillenbrand has implemented proactive measures to help mitigate the financial and operational impact of COVID-19 by reducing expenses and conserving cash. These measures include:

•	Voluntary reduction in CEO base salary by 30% through at least the end of the fiscal year;

•	Voluntary waiver by the Board of Directors of its scheduled cash compensation increase for 2020;

•	Cancellation of all regularly scheduled merit-based salary increases for salaried US- and Canada-based employees for 2020;

•	Suspension of all hiring for exempt and nonexempt positions, except for critical positions;

•	Reduction in capital spend while prioritizing critical maintenance, safety and regulatory projects;

•	Additional actions may be taken in certain businesses in response to lower customer demand, including temporary reductions in work hours, furloughs or layoffs, if required; and

•	The company’s share repurchase program remains suspended.

Given the uncertainty related to the impact of the COVID-19 virus on its business, Hillenbrand is suspending fiscal year 2020 guidance.

Hillenbrand has used, and intends to continue to use, the homepage and the investor relations section of the company’s website at www.hillenbrand.com as a means of disclosing additional information, which may include material non-public information.

“While we are not able to predict the duration or the extent of the disruptions caused by COVID-19, we are taking necessary actions, are confident we are well-positioned to manage through the challenges, and expect we will be in a good position when the environment improves,” Raver concluded.

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About Hillenbrand
Hillenbrand (www.Hillenbrand.com) is a global diversified industrial company with businesses that serve a wide variety of industries around the world. We pursue profitable growth and robust cash generation to drive increased value for our shareholders. Hillenbrand’s portfolio includes industrial businesses such as Coperion, Milacron Injection Molding & Extrusion, and Mold-Masters, in addition to Batesville, a recognized leader in the death care industry in North America. Hillenbrand is publicly traded on the NYSE under "HI."

Forward-Looking Statements

Throughout this release, we make a number of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. As the words imply, these are statements about future plans, objectives, beliefs, and expectations that might or might not happen in the future, as contrasted with historical information. Forward-looking statements are based on assumptions that we believe are reasonable, but by their very nature they are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand's (the "Company") expectations and projections.

Words that could indicate that we are making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would
become	pursue	estimate	will	forecast	continue	could
target	encourage	promise	improve	progress	potential	should

This is not an exhaustive list, but is intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here is the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors, many of which are beyond our control, could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: the outcome of any legal proceedings that may be instituted against the Company, or any companies we may acquire; risks that the integration of Milacron or any other integration, acquisition, or disposition activity disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results; the ability to recognize the benefits of the acquisition of Milacron or any other acquisition or disposition, including potential synergies and cost savings or the failure of the Company or any acquired company to achieve its plans and objectives generally; global market and economic conditions, including those related to the credit markets; volatility of our investment portfolio; adverse foreign currency fluctuations; involvement in claims, lawsuits and governmental proceedings related to operations; our reliance upon employees, agents, and business partners to comply with laws in many countries and jurisdictions; labor disruptions; the impact of the additional indebtedness that the Company has incurred in connection with the acquisition of Milacron and the ability of the Company to comply with financial or other covenants in its debt agreements or meet its de-leveraging goals; the dependence of our business units on relationships with several large providers; increased costs or unavailability of raw materials or certain outsourced services; continued fluctuations in mortality rates and increased cremations; competition in the industries in which we operate, including from nontraditional sources in the death care industry; our level of international sales and operations; the impact of contagious diseases such as the recent coronavirus outbreak that could result in an extended shutdown or reduction of our operations, substantially reduced sales volumes, or supply constraints; cyclical demand for industrial capital goods; impacts of decreases in demand or changes in technological advances, laws, or regulation on the revenues that we derive from the plastics industry; certain tax-related matters; and changes to legislation, regulation, treaties or government policy, including any resulting from the current political environment. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading "Risk Factors" in Part I, Item 1A of Hillenbrand's Form 10-K for the year ended September 30, 2019, filed with the Securities and Exchange Commission ("SEC") on November 13, 2019, and in Part II, Item 1A of Hillenbrand's Form 10-Q for the quarter ended December 31, 2019, filed with the Securities and Exchange Commission on February 5, 2020. We assume no obligation to update or revise any forward-looking information.

CONTACTS

Investor Relations for Hillenbrand
Rich Dudley, Senior Director, Investor Relations
Phone: 812-931-5001
E-mail: rich.dudley@hillenbrand.com